Exhibit 10.13

[For Independent Directors]

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

OF WESCO HOLDINGS, INC.

RESTRICTED STOCK AGREEMENT

GRANT NOTICE

Unless otherwise defined herein, the terms defined in the Amended and Restated Equity Incentive Plan of Wesco Holdings, Inc., as amended from time to time (the “Plan”), shall have the same defined meanings in this Restricted Stock Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively the “Agreement”).

You have been granted Restricted Stock, subject to the terms and conditions of the Plan and this Restricted Stock Agreement.

Participant:

Grant Date:

Total Number of Shares of Restricted Stock:

Type of Restricted Shares	Class B Common Stock

Vesting Schedule:	.

Your signature below indicates your agreement and understanding that the Restricted Stock is subject to all of the terms and conditions contained in this Restricted Stock Agreement, including the Grant Notice and Exhibit A, and the Plan.  ACCORDINGLY, PLEASE BE SURE TO READ ALL OF EXHIBIT A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THE RESTRICTED STOCK.

WESCO HOLDINGS, INC.:	PARTICIPANT:

By:	By:
Print Name:	Print Name:
Title:

APPENDIX A

TO THE RESTRICTED STOCK AGREEMENT

Pursuant to this Agreement, the Company has awarded to the Participant the number of shares of Restricted Stock under the Plan, as set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1           Definitions.  All capitalized terms used in this Agreement without definition shall have the meanings ascribed to them in the Plan and the Grant Notice.

1.2           Incorporation of Terms.  The Restricted Stock is subject to the terms and conditions of the Plan and the Stockholders Agreement of Wesco Holdings, Inc., dated as of July 23, 2006, by and among Falcon Aerospace Holdings, LLC, a Delaware limited liability company (“Falcon Holdings”), and the other parties thereto (the “Stockholders Agreement”), which are each incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED STOCK

2.1           Award of Restricted Stock.

(a)           Award.  As of the Grant Date, the Company issues to the Participant the number of shares of Restricted Stock set forth in the Grant Notice (the “Award”), in consideration of the Participant’s agreement to remain in the service of the Company or one of its Subsidiaries, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.  Such shares of Restricted Stock, whether vested or unvested, shall sometimes be referred to herein as “Shares.”

(b)           Book Entry Form; Certificates.  At the sole discretion of the Administrator, the Shares will be issued in either:  (i) uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company’s transfer agent, with appropriate notations regarding the Restrictions set forth in Section 2.2(a) and the Repurchase Right set forth in Section 2.2(e), and upon the lapse or removal of all Restrictions and the Repurchase Right, the Company shall cause certificates representing the Shares to be issued to the Participant; or (ii) certificate form pursuant to the terms of Section 2.1(c).

(c)           Legend.  Certificates representing Shares issued pursuant to this Agreement shall bear such legend or legends as shall be determined by the Administrator.

(d)           Escrow.  The Secretary of the Company or such other escrow holder as the Administrator may appoint may retain physical custody of the certificates representing the Shares until the lapse or removal of all Restrictions and the Repurchase Right.

2.2           Restrictions.

(a)           Forfeiture.  Any portion of the Restricted Stock subject to the Award which has not vested pursuant to the Grant Notice as of the date the Participant incurs a Termination from Service (as such term is defined below) shall automatically be forfeited by the Participant on the date of such Termination of Service (as such term is defined below) without any additional consideration therefor and without any further action by the Company.  For purposes of this Agreement, the exposure to forfeiture under this Section 2.2(a) of the Restricted Stock subject to the Award shall be hereinafter referred to as the “Restrictions.”

(b)           Vesting of the Restricted Stock and Lapse of Restrictions.  Subject to Section 2.2(a), the Restricted Stock subject to the Award shall vest and the Restrictions shall lapse in accordance with the vesting schedule set forth on the Grant Notice.  Prior to the date that the Restricted Stock subject to the Award vests in accordance with the vesting schedule set forth in the Grant Notice, such Restricted Stock shall not be vested and shall be subject to forfeiture in accordance with Section 2.2(a).  The Restrictions applicable to the Restricted Stock subject to the Award shall lapse when such Restricted Stock is no longer subject to forfeiture as set forth in this Section 2.2(b).

(c)           Taxes; Conditions to Issuance of Certificates.  Notwithstanding any other provision of this Agreement (including without limitation Section 2.1(b)):

(i)            The Participant is ultimately liable and responsible for all taxes owed in connection with the Restricted Stock. Neither the Company nor any of its Subsidiaries makes any representation or undertaking regarding the tax treatment of any award or vesting of the Restricted Stock or the subsequent sale of Shares.  The Company and its Subsidiaries do not commit and are under no obligation to structure the Award to reduce or eliminate the Participant’s tax liability.

(ii)           The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions:  (A) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed; (B) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary and advisable; (C) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (D) the lapse of any such reasonable period of time following the date all Restrictions lapse or are removed and the Repurchase Right lapses, as the Administrator may from time to time establish for reasons of administrative convenience.

(d)           Rights as Stockholder.  Except as otherwise provided herein, upon the Grant Date the Participant shall have all the rights of a stockholder with respect to the Shares, subject to the Restrictions and the Repurchase Right herein, including the right to receive any cash or stock dividends paid to or made with respect to the Shares.  To the extent the Participant has not already executed the Stockholders Agreement, the Participant shall execute the Stockholders Agreement at the time the Participant receives this Agreement.

(e)           Repurchase Right.

(i)            Upon the Participant’s Termination of Service, the Company shall have the right and option to repurchase (the “Repurchase Right”) all or any portion of the Restricted Stock held by the Participant or any Permitted Transferee at the time of the Termination of Service, at the Repurchase Price specified below for a period beginning on the date of the Participant’s Termination of Service and ending on the later of (A) seven (7) months following the Grant Date and (B) ninety (90) days following the date of the Participant’s Termination of Service (the “Repurchase Period”).  For purposes of this Agreement, “Permitted Transferee” shall have the meaning given such term under the Stockholders Agreement.  For purposes of this Agreement, “Termination of Service” shall mean the time when the engagement of the Participant as a Service Provider is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement.  The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Service, including, but not by way of limitation, the question of whether a Termination of Service resulted from discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Service.

(ii)           The per share purchase price of the Shares subject to the Repurchase Right (the “Repurchase Price”) shall be:

(A)          With respect to the repurchase of Restricted Stock in connection with the Participant’s Termination of Service for Cause, the Repurchase Price shall be the lesser of the Fair Market Value of such Shares on the Grant Date or the date the Company elects to effect its Repurchase Right in accordance with Section 2.2(e)(iii).  For purposes of this Agreement, “Cause” shall mean: (1) the Board’s determination that the Participant failed to substantially perform his or her duties as a Director (other than any such failure resulting from the Participant’s Disability); (2) the Participant’s willful misconduct, negligence or a breach of fiduciary duty that, in each case or in the aggregate, results in material harm to Wesco Aircraft Hardware Corp, a California corporation (“Wesco”) or any of its Affiliates; (3) the Participant’s willful and material breach of this Agreement or the bylaws of  Wesco; (4) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (5) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on Wesco’s premises or while performing the Participant’s duties and responsibilities to Wesco or any of its Affiliates; or (6) the Participant’s commission of an act of fraud, embezzlement, or misappropriation, in each case, against Wesco or any of its Affiliates.

(B)           With respect to the repurchase of Restricted Stock in connection with any Termination of Service other than the termination of the Participant’s service relationship for Cause, including voluntary departures, death, Disability or termination without Cause, the Repurchase Price shall be the Fair Market Value of such Shares on the date the Company elects to effect its Repurchase Right in accordance with Section 2.2(e)(iii).

(C)           Notwithstanding the foregoing, if the Company exercises its Repurchase Right with respect to a Participant who holds Common Stock (including Restricted Stock, or any other shares) with an aggregate Fair Market Value of at least $250,000 (before giving effect to the Repurchase Right), the Company may, in its sole discretion, pay the Repurchase Price in three equal installments commencing on the date that the Repurchase Right is effected and payable annually thereafter.  Any payment of the Repurchase Price made pursuant to this Section 2.2(e)(ii)(C) shall be made pursuant to a promissory note with a term not in excess of two years and accruing interest at the prime rate advertised in the Wall Street Journal on the date the Repurchase Right is effected, compounded annually.  Notwithstanding anything herein to the contrary, no payment shall be made under this Section

2.2(e), or under any promissory note issued by the Company pursuant to this Section 2.2(e)(ii)(C), that would cause the Company to violate any law, or any rights or preference of preferred stockholders of the Company, any banking agreement or loan or other financial covenant or cause default of any senior indebtedness of the Company, regardless of when such agreement, covenant or indebtedness was created, incurred or assumed.  Any payment under this Section 2.2(e) that would cause such violation or default shall result in an extension of the Repurchase Period set forth in Section 2.2(e)(i), in the sole discretion of the Board, until such payment shall no longer cause any such violation or default and at which time the Repurchase Right may be exercised.  The Repurchase Right shall terminate upon the closing of the Company’s initial public offering or upon consummation of a Corporate Event, in either case as a result of which shares of the Company (or successor entity) of the same class as the Shares are registered under Section 12 of the Exchange Act.

(iii)          The Company shall effect the Repurchase Right (if so elected) by delivering or mailing to the Participant (and/or, if applicable, any Permitted Transferees) written notice within the Repurchase Period, specifying a date within such period on which the Repurchase Right shall be effected and the number of Shares as to which the Repurchase Right is being exercised.  Upon such notification, the Participant and any Permitted Transferees shall promptly surrender to the Company any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company, free and clear of any liens or encumbrances.  Subject to Section 2.2(e)(ii)(C) above, upon the Company’s receipt of the certificates from the Participant or any Permitted Transferees, the Company shall deliver to him, her or them a check for the Repurchase Price of the Shares being purchased, provided, however, that the Company may pay the Repurchase Price for such Shares by offsetting and canceling any indebtedness then owed by the Participant to the Company or any Affiliate.  The Repurchase Right specified herein shall survive and remain in effect as to the Restricted Stock following any Corporate Event, except as provided in Section 2.2(e)(ii)(C).

ARTICLE III.

OTHER PROVISIONS

3.1           Restricted Stock Not Transferable.  Until the Restricted Stock subject to the Award vests in accordance with the vesting schedule set forth on the Grant Notice and the satisfaction of all conditions set forth in Section 2.2(c), except as provided in the Stockholders Agreement, no shares of Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

3.2           Not a Contract of Service.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as a Service Provider of the Company or any of its Subsidiaries.

3.3           Governing Law.   The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.4           Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.5           Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Award in any material way without the prior written consent of the Participant.

3.6           Notices.  Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his or her address shown in the Company records, and to the Company at its principal executive office.

3.7           Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.8           Lockup Provision.  The Participant and each Permitted Transferee shall agree, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any securities of the Company (including, without limitation pursuant to Rule 144 under the Securities Act (or any successor or similar exemptive rule hereafter in effect)) held by them for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company’s initial public offering or 90 days in the case of any other public offering.

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